UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2015 (March 18, 2015)

BOULDER BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Pearl Street—Suite 300 Boulder, Colorado	80302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 652-0521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 18, 2015, the Board of Directors (the “Board”) of Boulder Brands, Inc. (the “Company”) determined to separate the roles of Chairman of the Board and Chief Executive Officer of the Company and appointed R. Dean Hollis to serve as non-executive Chairman of the Board. Stephen B. Hughes will continue to serve as the Company’s Chief Executive Officer.

The Board’s decision to separate the Chairman and Chief Executive Officer roles was made as part of the Board’s ongoing evaluation of the Company’s governance policies and practices and after considering the views expressed by various stockholders of the Company.

Mr. Hollis has been a member of the Board since July 2011 and served as the Board’s Lead Independent Director from October 2013 until his appointment as Chairman of the Board effective March 18, 2015. Mr. Hollis is also a member of the Board’s Audit and Nominating and Corporate Governance Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 19, 2015	BOULDER BRANDS, INC.
(registrant)

	By:	/s/Christine Sacco
Christine Sacco
Chief Financial Officer